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                                                                Exhibit 10(g)(4)
                                   AGREEMENT
                                   ---------

     THIS AGREEMENT, effective as of March 1, 1994, by and between Public Service Company of Colorado ("Company") and A. Clegg Crawford ("Employee").

                                   RECITALS:

     Company and Employee have previously entered into an Employment Agreement dated May 10, 1989 (the "Employment Agreement"). The parties desire to terminate the Employment Agreement and to provide for the payment to Employee of the benefits described in this Agreement, subject to the terms and conditions set forth in this Agreement.

                                  AGREEMENTS:

     NOW THEREFORE, the Company and Employee agree as follows:

     1.  Effective date:  Termination of Employment Agreement:  This Agreement
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shall be effective as of March 1, 1994 (the "Effective Date").  The Employment
Agreement is terminated as of the Effective Date and Company and Employee agree that all of their obligations under the Employment Agreement are terminated.

     2.  Employment Relationship:  Employee is subject to the same terms and
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conditions of employment and is entitled to the same benefits as other regular full-time employees of the Company, except as specifically set forth in Paragraphs 3 and 4 of this Agreement and except that Employee is not entitled to participate in the Company's Supplemental Executive Retirement Benefit Plan. Nothing contained in this Agreement shall be construed to create an obligation on the part of the Company to employ Employee for any definite period of time.

     3.  Benefits:  The Employee is entitled to vacation, insurance and other
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benefits as provided in the Company's Employee Benefit Plans in accordance with the terms of those plans. For the purposes of accrual of vacation allowance and sick leave time, the Employee has been credited with 20 years of service as of May 29, 1989, and thereafter Employee has and will continue to accrue benefits in the same manner as any other regular full-time employee of the Company.

     4.  Severance Pay:  If Company terminates the employment of Employee
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because Employee's position has been eliminated, Company will pay to Employee severance pay in an amount equal to twenty-six (26) weeks of pay at Employee's rate of pay immediately prior to termination, less all applicable state and federal withholding taxes. The determination as to whether Employee's position has been eliminated will be made in the sole and exclusive discretion of Company. Employee is not entitled to severance pay upon termination of employment other than as specifically set forth in this paragraph.

     5.  Deferred Compensation Plan:  The Company agrees to provide the
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following deferred compensation in accordance with the plan set forth below:

     a.  Deferred Compensation - Age 62:  If the Employee remains employed with
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the Company on or after his 62nd birthday, the Company agrees to pay the
Employee monthly benefits beginning on the first day of the month following the Employee's termination of employment with the Company for a period of 240 months, 40% of the Employee's monthly rate of salary at the time of termination.

     b.  Integration with Public Service Retirement Plan:  Deducted from any
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amounts provided in subparagraph a above will be any benefits calculated at the highest optional monthly benefit rate which the Employee is entitled to receive under the Employee's Retirement Plan of the Company at the Employee's normal retirement date under such plan.
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     c.  Disability:  If the Employee, while in the employ of the Company, by
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reason of accident or illness becomes totally permanently disabled, as determined by the Board of Directors of the Company, the Company shall pay monthly to the Employee an amount to be calculated as if the Employee had retired on the date of Board of Directors declares the Employee to be disabled.

     d.  Death Prior to Termination of Employment:  For the purposes of this
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Agreement, if the Employee dies prior to his termination of employment with the
Company, the Employee will be deemed to have terminated his employment on the last day of the month prior to his death and his beneficiary shall be entitled to the benefits provided in subparagraph e below.

     e.  Death After Termination of Employment:  If the Employee dies after
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termination of employment, the Company shall pay to the Employee's designated beneficiary beginning the first day of the month following the Employee's death, 50% of the monthly benefits provided for in subparagraphs a or b above for the remaining duration of the benefits. If no individual has been designated at the time of the Employee's death, the beneficiary will be deemed to be his spouse.

     f.  Source of Payments:  This deferred compensation plan is an unfunded,
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non-qualified Plan.  It is a condition of this Agreement, and the Employee herein expressly agrees, that he shall look solely to the Company for the payment of benefits under the Plan. Such payments shall be made from the general funds of the Company. The Employee or other person or persons having or claiming a right to payments hereunder shall rely solely on the unsecured promise of the Company set forth herein. Nothing in this Agreement shall be construed to give the Employee or any other person a right, title, interest or claim in or to any specific asset, fund, reserve account or property of any kind whatsoever, owned by the Company or in which the Company may have any right, title or interest now or in the future. Further, to the extent, if any, that the Company purchase life insurance upon the life of the Employee, all ownership and beneficial rights to the insurance policies rest in the Company; the policies will be subject to the claims of the Company's creditors; neither Employee nor any beneficiary shall have any ownership in or claim to such policy or policies; and no representations exist that the Employee or beneficiary is secured by any such policy or policies or can control payment of any policy proceeds. However, the Employee or beneficiary shall have the right to enforce his claim against the company in the same manner as any other unsecured creditor of the Company.

     g.  Forfeiture for Cause:  No benefits shall be payable to either the
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Employee or his beneficiary hereunder if the Employee shall be found, after review of all relevant facts, to have while employed by the Company or after termination of employment by the Company, engaged in gross misconduct materially detrimental to the legitimate interests of the Company. The good faith determination of the Board of Directors of the Company that an act of this sort has occurred with respect to the Employee shall be conclusive, whether or not there shall be related public proceedings and without regard to the outcome thereof.

     h.  No Alienation:  The benefits provided hereunder shall not be subject to
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alienation, assignment, pledge, anticipation, attachment, garnishment, receivership, execution or levy of any kind, including liability for alimony or support payments, and any attempt to cause such benefits to be so subject shall not be recognized except to the extent as being required by law.

     i.  Appointment of Person to Receive Payment:  If , within one year after
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written notice from the Company or the Board of Directors mailed to any person entitled to a payment hereunder at such person's last known address as shown on the Company records, such person or his legal representative shall not have presented himself to the Company or the Board of Directors or notified the Company or Board of Directors in writing of his address, then the Board of Directors may in its discretion appoint one or more of the spouse, the blood relative or the legal representative for such person to receive such amount, including any amount hereafter becoming due to such person (or his estate), in proportions determined by it. Any action by the Board of Directors taken hereunder in good faith shall be conclusive upon all persons.

     j.  Incapacity of Payee:  If the Board of Directors determines that the
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Employee or beneficiary to whom the benefit is payable is legally incapacitated, the Board of Directors may direct that any payment becoming due to such person (unless claim shall be made therefore by a duly appointed legal representative) be applied for his benefit, or paid to or applied for the benefit of his spouse, children, a parent or other blood relative, or paid to a
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person with whom such incompetent person resides, and any such payment or application so made shall be a complete discharge to the Board of Directors.

     6.  Arbitration:  Any controversy or claim arising out of or relating to
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this Agreement shall be settled solely by arbitration in the City and County of
Denver in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     7.  Colorado Law:  This Agreement has been made and entered into in the
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State of Colorado, and it is intended that this Agreement shall be construed in accordance with the laws of the State of Colorado.

     8.  Severability:  If it is determined that any provision of this Agreement
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is invalid or of no force and effect, this shall not impair the remainder of this Agreement and all other provisions shall remain in full force and effect.

     9.  Text to Control:  The headings which are used through out this
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Agreement are inserted for convenience only and do not change the meaning of the paragraphs which follow.

     10.  Waiver, Complete Agreement and Modification:
          -------------------------------------------

     a. A waiver of any breach of this Agreement shall not be construed as a waiver of any subsequent breach of the Agreement.

     b. This Agreement contains the full and complete agreement between the parties, concerning the employment of the Employee and supersedes all prior statements, agreements, understandings, and representations with respect to the employment of the Employee.

     c. This Agreement may only be modified by written amendment, signed by both the Employee and the Company.

     This Agreement is effective as of March 1, 1994, regardless of the date of execution.


                                              PUBLIC SERVICE COMPANY OF COLORADO

                                                           /s/ D. D. Hock
                                                 By: ___________________________
                                                        D. D. Hock, Chairman,
                                                            President and
                                                       Chief Executive Officer


                                                        /s/ A. Clegg Crawford
                                                      __________________________
                                                          A. Clegg Crawford